EXHIBIT 99.1

Edgewater Reports Third Quarter Results

Strengthens CPM Offering with Two Acquisitions in the Third Quarter

WAKEFIELD, Mass., Oct. 24, 2007 (PRIME NEWSWIRE) -- A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com, "Edgewater" or the "Company") today announced financial results for its third quarter ended September 30, 2007.

Third Quarter Results

 Actual financial results and utilization for the quarter ended
 September 30, 2007:

   * Total revenue increased 7.8% to $16.4 million compared to $15.2 million during the third quarter of 2006;

   * Service revenue, which excludes software sales and reimbursed expenses, increased 8.9% to $15.7 million compared to $14.4 million during the third quarter of 2006;

   * Gross profit increased 6.0% to $6.9 million, or 42.4% of total revenue, compared to $6.5 million, or 43.2% of total revenue during the third quarter of 2006;

   * Gross profit margin related to service revenue increased to
     44.3% compared to 45.2% during the third quarter of 2006;

   * Utilization increased to 80.8% compared to 79.9% during the third quarter of 2006;

   * Net income decreased by $0.2 million to $0.9 million, or $0.07 per diluted share, compared to net income of $1.1 million, or
     $0.09 per diluted share during the third quarter of 2006;

   * Cash Net Income decreased by $0.1 million to $1.3 million, or
     $0.10 per diluted share, during the third quarter of 2007
     compared to $1.4 million, or $0.12 per diluted share, during the third quarter of 2006;

   * EBITDA decreased by $0.2 million to $1.7 million, or $0.13 per diluted share during the third quarter of 2007 compared to $1.9 million, or $0.16 per diluted share, during the third quarter of
     2006; and

   * Cash flow provided by operating activities was consistent with the prior year, amounting to $2.1 million during the third quarter of 2007 compared to cash flow provided by operating activities of $2.2 million during the third quarter of 2006.

First Nine Months of 2007

 Actual financial results and utilization for the nine months ended
 September 30, 2007:

   * Total revenue increased 15.4% to $51.2 million compared to $44.4 million during the first nine months of 2006;

   * Service revenue, which excludes software sales and reimbursed expenses, increased 12.6% to $47.2 million compared to $41.9 million during the first nine months of 2006;

   * Gross profit increased 20.3% to $21.3 million, or 41.5% of total revenues, compared to $17.7 million, or 39.9% of total revenues during the first nine months of 2006;

   * Gross profit margin related to service revenue was 44.4%
     compared to 41.9% during the first nine months of 2006;

   * Utilization increased to 81.9% compared to 78.5% during the first nine months of 2006;

   * Net income increased 42.8% to $2.8 million, or $0.21 per diluted share, compared to net income of $2.0 million, or $0.17 per diluted share during the first nine months of 2006;

   * Cash Net Income increased 28.8% to $3.9 million, or $0.30 per diluted share during the first nine months of 2007 compared to
     $3.1 million, or $0.26 per diluted share, during the first nine months of 2006;

   * EBITDA increased 45.1% to $5.3 million, or $0.40 per diluted share during the first nine months of 2007 compared to $3.6 million, or $0.31 per diluted share during the first nine months of 2006; and

   * Cash flow provided by operating activities was $3.7 million during the first nine months of 2007 compared to cash flow provided by operating activities of $2.9 million during the first nine months of 2006.

Cash Net Income, Cash Earnings per Diluted Share, EBITDA and EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

"Edgewater's third quarter year-over-year organic service revenue growth was 9%, with each of our service offerings reporting year-over-year growth. Our third quarter acquisitions did not have a material impact on our operating results due to the nominal size of the Alecian Corporation acquisition, and the timing of the Lynx Business Intelligence Consulting acquisition, which closed on September 24, 2007," commented Shirley Singleton, Edgewater's Chairman, President and CEO.

"Service revenue from our Corporate Performance Management ("CPM") offering grew approximately 20% in the comparative year-over-year quarterly periods," Singleton continued. "While we experienced service revenue growth in both our technical and business consulting offerings, our technical offering growth was affected by a slow down in customer decision making processes and a delay in the launching of previously signed deals. These decisional delays, together with expected SG&A expense increases associated with our facilities expansion and Sarbanes-Oxley readiness programs, contributed to the $0.2 million quarter over quarter decline in net income. A larger number of weighted average shares outstanding and the increase in SG&A expense each accounted for approximately $0.01 per share of our total $0.02 decline in quarter over quarter net income per diluted share."

Singleton concluded, "We believe that our fourth quarter service revenue will be up over third quarter service revenue, but near term organic revenue growth may be hampered by recent, more cautious customer behavior which could have a modest effect on our technical and business consulting offerings. Customer caution and decisional delays have not impacted our CPM/BI offerings, which we view as a market validation of our past initiatives to focus growth efforts in our CPM/BI related services. We will further seek to leverage our third quarter acquisitions, which have served to strengthen and diversify our CPM offerings, in an effort to capitalize on favorable trends within the CPM sector. We also believe the opportunity for long-term growth in the CPM market is strong and we plan to continue expanding our offerings in the area."

Third Quarter Conference Call Details

Edgewater will host a conference call on Wednesday, October 24, at 10:00 a.m. (ET) to discuss third-quarter 2007 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 866-259-0251 (pass code 18942420) approximately 10 minutes prior to the call start. A replay of the call can be accessed via www.edgewater.com - Investor Relations section or by dialing 888-286-8010 (pass code 34286562) from 12:00 p.m. ET Wednesday, October 24 through 11:59 p.m. ET Wednesday, November 7.

About Edgewater Technology, Inc.

Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3783

 Selected Financial Data:

                      EDGEWATER TECHNOLOGY, INC.
                 Consolidated Statement of Operations
               (In thousands, except per share amounts)
                              (Unaudited)

                                Three Months Ended   Nine Months Ended
                                ------------------   -----------------
                                 Sept 30,  Sept 30,  Sept 30,  Sept 30,
                                   2007      2006      2007      2006
                                 -------   -------   -------   -------
 Revenue:
  Service revenue                $15,652   $14,367   $47,244   $41,943
  Software                            18       225     1,849       732
  Reimbursable expenses              682       571     2,109     1,686
                                 -------   -------   -------   -------
   Total revenue                  16,352    15,163    51,202    44,361

 Cost of revenue:
  Project and personnel costs*     8,724     7,872    26,264    24,377
  Software costs                      10       176     1,559       613
  Reimbursable expenses              682       571     2,109     1,686
                                 -------   -------   -------   -------
   Total cost of revenue           9,416     8,619    29,932    26,676
                                 -------   -------   -------   -------
   Gross profit                    6,936     6,544    21,270    17,685

  Selling, general
   and administrative*             5,203     4,621    15,991    14,046
  Depreciation and amortization      599       454     1,734     1,260
                                 -------   -------   -------   -------
   Operating income                1,134     1,469     3,545     2,379

 Interest income and other, net      428       304     1,236       885
                                 -------   -------   -------   -------
 Income before income taxes        1,562     1,773     4,781     3,264

 Provision for income taxes          648       709     1,984     1,305
                                 -------   -------   -------   -------
   Net income                    $   914   $ 1,064   $ 2,797   $ 1,959
                                 =======   =======   =======   =======
 BASIC EARNINGS PER SHARE:
  Basic earnings per share       $  0.08   $  0.10   $  0.24   $  0.18
                                 =======   =======   =======   =======
  Weighted Average Shares
   Outstanding - Basic            11,822    11,132    11,614    10,914
                                 =======   =======   =======   =======
 DILUTED EARNINGS PER SHARE:
  Diluted earnings per share     $  0.07   $  0.09   $  0.21   $  0.17
                                 =======   =======   =======   =======
  Weighted Average Shares
   Outstanding - Diluted          13,134    11,659    13,172    11,868
                                 =======   =======   =======   =======

 * Amount of stock-based compensation
   expense included in each of the
   respective expense categories
   reported above:

    Cost of revenue - Project
     and personnel costs         $    95   $    46   $   297   $   207
    Selling, general and
     administrative
     expenses                        266       196       694       747
                                 -------   -------   -------   -------
         Total                   $   361   $   242   $   991   $   954
                                 =======   =======   =======   =======

Edgewater's management believes that cash performance is the primary driver of long-term share value. As such, Edgewater views Cash Net Income, Cash Earnings per Diluted Share, EBITDA and EBITDA per Diluted Share as important indicators of performance that help investors gain a meaningful understanding of the Company's core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company's performance.

                      EDGEWATER TECHNOLOGY, INC.
             Reconciliation of Non-GAAP Financial Measures
               (In thousands, except per share amounts)
                              (Unaudited)

                                Three Months Ended   Nine Months Ended
                                 -----------------   -----------------
                                      Sept 30,            Sept 30,
                                   2007      2006      2007      2006
                                 -------   -------   -------   -------
 Reconciliation of GAAP Net Income
  to Cash Net Income and Cash
  Earnings Per Diluted Share
  (Non-GAAP):

 Reported GAAP Net Income        $   914   $ 1,064   $ 2,797   $ 1,959
 Add: Amortization of
  Intangibles                        324       327       950       871
 Add: Stock-based compensation       361       242       991       954
 Less: Related tax effect           (284)     (228)     (806)     (730)
                                 -------   -------   -------   -------
 Cash Net Income(1)              $ 1,315   $ 1,405   $ 3,932   $ 3,054
                                 =======   =======   =======   =======
 Cash Earnings Per
  Diluted Share(1)               $  0.10   $  0.12   $  0.30   $  0.26
                                 =======   =======   =======   =======

 Reconciliation of GAAP Net Income,
  EBITDA and EBITDA Per Diluted
  Share (Non-GAAP):

 Reported GAAP Net Income        $   914   $ 1,064   $ 2,797   $ 1,959
 Add: Income Tax Provision           648       709     1,984     1,305
 Add: Depreciation and
  Amortization Expense               599       454     1,734     1,260
 Less: Interest Income and
  Other, Net                        (428)     (304)   (1,236)     (885)
                                 -------   -------   -------   -------
 EBITDA(2)                       $ 1,733   $ 1,923   $ 5,279   $ 3,639
                                 =======   =======   =======   =======
 EBITDA per Diluted Share(2)     $  0.13   $  0.16   $  0.40   $  0.31
                                 =======   =======   =======   =======

 (1) Cash Earnings per Diluted Share is a Non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than,
     GAAP Diluted Earnings per Share. Cash Earnings per Diluted Share
     measures presented may not be comparable to similarly titled measures presented by other companies. Cash Earnings per Diluted
     Share is defined as Net Income, plus Amortization of Intangibles and Stock-based Compensation, less related stock effect, divided by shares used in computing Diluted Net Income per share.

 (2) EBITDA and EBITDA per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Net
     Income per Share. EBITDA and EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies.

                      EDGEWATER TECHNOLOGY, INC.
            Summary Consolidated Balance Sheet Information
                            (In thousands)

                                              Sept 30,       Dec 31,
                                                2007          2006
                                            (Unaudited)    (Audited)
                                              --------      --------
 ASSETS
 Cash and marketable securities               $ 31,835      $ 33,141
 Accounts receivable, net                       14,854        10,883
 Deferred taxes, current                         1,760         1,760
 Prepaid expenses and other assets, current        476           441
                                              --------      --------
    Total current assets                        48,925        46,225
 Fixed assets, net                               4,861         3,391
 Deferred taxes, net                            15,163        16,789
 Goodwill and intangible assets, net            34,755        29,163
 Other assets                                       52            52
                                              --------      --------
    Total Assets                              $103,756      $ 95,620
                                              ========      ========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable and accrued liabilities     $  3,071      $  3,914
 Accrued payroll and related liabilities         4,397         4,242
 Deferred revenue and other liabilities            959           252
 Capital lease obligations, current                191           184
                                              --------      --------
    Total current liabilities                    8,618         8,592
 Capital lease obligations                         691           778
                                              --------      --------
    Total liabilities                            9,306         9,370

 Stockholders' Equity:                          94,447        86,250
                                              --------      --------
    Total Liabilities and
     Stockholders' Equity                     $103,756      $ 95,620
                                              ========      ========
 Actual Shares Outstanding                      12,338        11,522
                                              ========      ========

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our outlook for sales activity, CPM market trends, and service revenue. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (12) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2006 Annual Report on Form 10-K filed with the SEC on March 14, 2007. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

CONTACT: Edgewater Technology, Inc.
         Kevin R. Rhodes, Chief Financial Officer
         Timothy R. Oakes, Investor Relations
         (781) 246-3343
         ir@edgewater.com